Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1st Source Corporation Employees' Profit Sharing Plan and Trust of our report dated June 29, 2001, with respect to the financial statements and schedules of the 1st Source Corporation Employees' Profit Sharing Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                          s/ Ernst & Young LLP

Columbus, Ohio
June 29, 2001